EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Insignia Systems, Inc. (the Company) of our report dated March 4, 2015, relating to the financial statements included in the Company’s annual report on Form 10-K for the year ended December 31, 2014.

/s/ Baker Tilly Virchow Krause, LLP

Minneapolis, Minnesota

July 30, 2015